SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2000

Commission File Number 333-29141

MMI Products, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-1622891
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

515 Greens Road	77067
Houston, Texas	(Zip code)
(Address of principal executive offices)

(281) 876-0080

(Registrant’s telephone number, including area code)

Item 5. Acquisition or Disposition of Assets.

On February 3, 2000, MMI Products, Inc. (the "Company") purchased all of the issued and outstanding capital stock of Hallett Wire Products Company, a Minnesota corporation ("Hallett"). Hallett is a manufacturer of welded wire mesh with plant facilities located in St. Joseph, Missouri and Kingman, Arizona. Hallett had net sales of approximately $37 million for the year ended December 31, 1999. The total acquisition price was $40 million in cash and was funded by the Company's revolving credit facility. To facilitate the purchase, the revolving credit facility was increased from $48.5 million to $75 million on February 3, 2000.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MMI Products, INC.

Date: February 7, 2000	/s/ ROBERT N. TENCZAR

Robert N. Tenczar
Vice President and Chief Financial Officer